UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2015

CANCER GENETICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Company previously announced that it had entered into an agreement, in principle, dated August 9, 2015 to act as the “stalking horse bidder” in connection with its purchase of substantially all the assets and assumption of certain liabilities of Response Genetics, Inc. (“Response”) in connection with Response’s filing of a chapter 11 petition for bankruptcy in the Delaware Bankruptcy Court (the “Bankruptcy Court”). The agreement, in principle, was subject to finalization of the schedules and exhibits to the agreement.

On August 20, 2015, the parties agreed that the schedules and exhibits to the agreement were now final and the agreement was fully binding.  The Agreement was amended and restated on August 14, 2015 (extending the date for finalization of schedules and exhibits to August 17), and then further amended on August 17 to extend the date for finalization to August 20.

The Amended and Restated Asset Purchase Agreement does not change any of the material terms of the transaction. It still provides that the Company will purchase substantially all of Response’s assets and assume certain liabilities of Response related to existing agreements with employees, customers, vendors, suppliers and trade creditors for an aggregate purchase price, subject to certain adjustments, of $14,000,000, comprised of a 50-50 split of $7,000,000 in cash and 788,584 shares of the Company’s common stock, with the common stock being valued at $7,000,000 at the date of the original agreement, in principle. All shares of common stock included in the purchase price will be restricted shares issued directly to certain of Response’s secured lenders.

As the sale of the assets and assumption of liabilities is occurring in connection with a chapter 11 filing by Response in the Bankruptcy Court, the Company, as the “stalking horse,” anticipates having the benefit of a bid protection order, once such bid protection order is adopted, but will also be subject to the bidding process set forth in any such bid protection order, so that the Company’s proposal is subject to a higher and better offer.

The agreement also remains subject to the satisfaction of certain closing conditions, including Bankruptcy Court approval and the absence of certain material adverse events. No assurance can be given that the proposed transaction with Response will be consummated at all or, if consummated, will be consummated on the terms and conditions set forth in the agreement.

A copy of the Amended and Restated Asset Purchase Agreement is attached as Exhibit 10.1 hereto, and incorporated herein by reference. The above description of the terms of the Amended and Restated Asset Purchase Agreement is qualified in its entirety by reference to the attached exhibit.

Item 3.02 Unregistered Sales of Equity Securities

The number of securities to be issued, the nature of the transaction and the nature and amount of consideration to be received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. The issuance of the securities is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act relative to transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Asset Purchase Agreement, by and between Response Genetics, Inc., a Delaware Corporation, and Cancer Genetics, Inc., a Delaware Corporation, dated as of August 14, 2015 *

10.2	First Amendment to Amended and Restated Asset Purchase Agreement

*
The exhibits and schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted exhibits or schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By: /s/ Edward J. Sitar
Name: Edward J. Sitar
Title: Chief Financial Officer

Date:    August 20, 2015